Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3s Nos. 333-167781, 333-143727) of Smithfield Foods, Inc., and,
(2) Registration Statements (Form S-8s Nos. 333-167782, 333-138090, 333-123418, 333-153326, 333-123417, 333-123416, 333-108511, 333-81917, 33-53024) of Smithfield Foods, Inc.
of our reports dated June 15, 2012, with respect to the consolidated financial statements and schedule of Smithfield Foods, Inc. and the effectiveness of internal control over financial reporting of Smithfield Foods, Inc. included in this Annual Report (Form 10-K) of Smithfield Foods, Inc. for the year ended April 29, 2012.

/s/ Ernst & Young LLP
Richmond, VA
June 15, 2012